UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 30, 2018

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3945 W Cheyenne, Suite 208, North Las Vegas, Nevada		89032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2018, Gregory Gronau resigned from Gaming Partners International Corporation (the “Company”) as Chief Executive Officer, President, Director, Secretary, and Treasurer, effective September 21, 2018. Mr. Gronau’s resignation is for personal reasons, and not a result of any disagreement with the Company or its management. The Company and Mr. Gronau also entered in a consulting agreement pursuant to which Mr. Gronau will provide part-time consulting services to the Company following his date of departure until December 31, 2018 in exchange for payments of $10,000 per month. A copy of this agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

To ensure continuity going forward, Chief Financial Officer and Chairman of the Board Alain M. Thieffry, age 62, will act as the Company’s Chief Executive Officer, President, Secretary, and Treasurer beginning September 21, 2018, until a successor is appointed.

Mr. Thieffry’s biographical information, business experience and other information, are included in the Company’s proxy statement filed with the Securities and Exchange Commission on April 18, 2018, and those descriptions are incorporated herein by reference.

The Company will begin an executive search for a new CEO and no changes in its goals or objectives are planned.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1 Consulting agreement between Mr. Gronau and the Company dated July 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: August 1, 2018
	By:	/s/ Alain M. Thieffry
Alain M. Thieffry Chairman of the Board and Chief Financial Officer